UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10, 2011
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders: May 10, 2011

(b)	The following were elected as Directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. Winston J. Churchill, Jr. was elected a Director with 3,855,504 votes for, 1,045,410 votes withheld and 126,493 broker non-votes.

2) Mr. Edgar M. Cullman was elected a Director with 3,870,398 votes for, 1,030,516 votes withheld and 126,493 broker non-votes.

3) Mr. David M. Danziger was elected a Director with 3,870,418 votes for, 1,030,496 votes withheld and 126,493 broker non-votes.

4) Mr. Frederick M. Danziger was elected a Director with 3,870,518 votes for, 1,030,396 votes withheld and 126,493 broker non-votes.

5) Mr. Thomas C. Israel was elected a Director with 3,866,855 votes for, 1,034,059 votes withheld and 126,493 broker non-votes.

6) Mr. Albert H. Small, Jr. was elected a Director with 3,887,489 votes for, 1,013,425 votes withheld and 126,493 broker non-votes.

7) Mr. David F. Stein was elected a Director with 3,698,324 votes for, 1,202,590 votes withheld and 126,493 broker non-votes.

The selection of McGladrey & Pullen, LLP as independent registered public accountants for fiscal 2011 was ratified with 5,014,221 votes for, 11,409 votes against, and 1,777 abstentions.

The advisory (non-binding) resolution approving the compensation of Griffin’s Named Executive Officers was approved with 3,892,270 votes for, 15,345 votes against, 993,299 abstentions and 126,493 broker non-votes.

The advisory (non-binding) vote on the future frequency of advisory votes on executive compensation was 2,741,257 votes for every three years, 1,015 votes for every two years, 1,165,099 votes for every year, 993,543 abstentions and 126,493 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 13, 2011